Exhibit 13
                                                                      ----------
                 JOINT FILING AGREEMENT WITH RESPECT TO SCHEDULE 13D

            In accordance with Rule 13d-1(k) of Regulation 13D-G under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that any statement on Schedule 13D to be filed with the Securities and Exchange Commission by any of the undersigned, including any amendment thereto, with respect to the Common Stock, par value $.01 per share, of Storage USA, Inc., a Tennessee corporation, may be filed by Security Capital Group Incorporated, a Maryland corporation, on behalf of each of the undersigned, and further agree that this Joint Filing Agreement may be filed as an exhibit to any such statement.

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the 18th day of January, 2001.



                                 SECURITY CAPITAL GROUP INCORPORATED

                                 By: /s/ Jeffrey A. Klopf
                                    ------------------------------------
                                      Name:  Jeffrey A. Klopf
                                      Title: Senior Vice President and Secretary


                                 SECURITY CAPITAL HOLDINGS S.A.


                                 By: /s/ Laura L. Hamilton
                                    ------------------------------------
                                      Name: Laura L. Hamilton
                                      Title: Vice President


                                 SC REALTY INCORPORATED

                                 By: /s/ Jeffrey A. Klopf
                                    ------------------------------------
                                      Name: Jeffrey A. Klopf
                                      Title:Secretary